UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2017

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (713) 609-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Roy W. Haley to Board of Directors

On August 4, 2017, I. Stewart Farwell resigned as a director of Houston Wire & Cable Company (the “Company”), in accordance with his previously reported intention. Also on August 4, 2017, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Houston Wire & Cable Company (the “Company”), the Board elected Roy W. Haley as a new director to fill the vacancy created by Mr. Farwell’s resignation and to serve until the Company’s 2018 annual meeting of stockholders. Mr. Haley will be a member of the Audit and Compensation Committees of the Board.

In accordance with the Company’s compensation policy for non-employee directors, on August 4, 2017, the Company granted to Mr. Haley restricted stock units (the “Restricted Stock Units”) under the Company’s 2017 Stock Plan having a fair market value of $45,000, based on the price of the Company’s common stock as reported on The Nasdaq Global Market on the date of grant. The Restricted Stock Units will vest on the date of the Company’s 2018 annual meeting of stockholders. The Restricted Stock Units will be settled in shares of common stock at such time as Mr. Haley’s service on the Board terminates for any reason, provided if at such time the 2017 Stock Plan has not been approved by the Company’s stockholders, the Restricted Stock Units will be settled in cash. The Company and Mr. Haley also will enter into the Company’s standard Indemnification Agreement for directors.

Mr. Haley, age 70, served as the Chairman of the Board of WESCO International, Inc. (“WESCO”) from 1998 until his retirement in 2011 and as Chief Executive Officer of WESCO from 1994 to 2009. WESCO is a leading North American-based distributor of products and provider of advanced supply chain management and logistics services used primarily in industrial, construction, utility, and commercial, institutional and government markets. From 1988 to 1993, Mr. Haley served as Chief Operating Officer, President and a director of American General Corporation, a diversified financial services company. Mr. Haley is a director of Essendant Inc. (formerly United Stationers, Inc.), a national wholesale distributor of workplace items, where he served as the chair of the Audit Committee from May 1998 until May 2017, and was a director of BlueLinx Holdings Inc., a wholesale supplier of building materials, from 2013 (and Non-Executive Chairman of the Board from January 2014) until May 2016.

Approval of 2017 Stock Incentive Plan

On August 4, 2017, the Board approved the 2017 Stock Plan (the “Plan”), subject to the approval of the stockholders.

The Plan provides for discretionary awards of stock options, stock, stock units and stock appreciation rights (“SARs”) to selected employees and non-employee directors.

The material terms of the Plan are as follows: The Plan is administered by the Compensation Committee of the Board (the “Committee”). The number of shares of common stock that may be issued under the Plan is 1,000,000.

Of the shares available for issuance: (i) the maximum number shares of stock as to which an employee may receive stock options or SARs in any calendar year is 500,000; (ii) the maximum number of shares that may be subject to incentive stock options is 1,000,000; (iii) the maximum number of shares that may be used for stock awards or stock units is 1,000,000, and (iv) the maximum aggregate number of shares of stock that an employee may receive upon settlement of performance-based stock awards and stock units granted in any calendar year is 150,000.

Until the Plan has been approved by the Company’s stockholders, the Committee may grant only stock units and SARs, and such awards must be settled in cash.

The Plan is filed herewith as Exhibit 10.1. Forms of (1) Restricted Stock Unit Award Agreement for Non-Employee Directors, (2) Restricted Stock Unit Award Agreement for Key Employees, and (3) Stock Appreciation Right Agreement are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Houston Wire & Cable Company 2017 Stock Plan.

10.2	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors

10.3	Form of Restricted Stock Unit Award Agreement for Key Employees

10.4	Form of Stock Appreciation Right Agreement

99.1	Press release dated August 7, 2017, announcing the election of Roy Haley to the Board of Directors of Houston Wire & Cable Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: August 8, 2017	By:	/s/ Nicol G. Graham
Name: Nicol G. Graham
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Houston Wire & Cable Company 2017 Stock Plan.

10.2	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors

10.3	Form of Restricted Stock Unit Award Agreement for Key Employees

10.4	Form of Stock Appreciation Right Agreement

99.1	Press release dated August 7, 2017, announcing the election of Roy Haley to the Board of Directors of Houston Wire & Cable Company.